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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 23, 2000


                            Prison Realty Trust, Inc.
                            -------------------------
             (Exact name of registrant as specified in its charter)

          Maryland                        0-25245                62-1763875
          --------                        -------                ----------
 (State or other jurisdiction      (Commission File Number)   (I.R.S. Employer
       of incorporation)                                     Identification No.)

        10 Burton Hills Boulevard, Suite 100, Nashville, Tennessee 37215
        ----------------------------------------------------------------
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (615) 263-0200

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS.

        On August 23, 2000, Prison Realty Trust, Inc. (the "Company") entered into a memorandum of understanding (the "Memorandum of Understanding") regarding the settlement of all outstanding stockholder litigation against the Company and certain of its existing and former directors and executive officers. The Memorandum of Understanding, which is subject to the execution of a definitive stipulation of settlement by the parties, subsequent court approval and other customary conditions, provides for the "global" settlement of a series of purported class action and derivative lawsuits brought against the Company by current and former stockholders of the Company and its predecessors, the old Corrections Corporation of America and CCA Prison Realty Trust. These lawsuits were brought as the result of, among other things, agreements entered into by the Company and its primary tenant, Corrections Corporation of America ("CCA"), in May 1999 to increase payments made by the Company to CCA under the terms of certain agreements and previously announced transactions relating to the restructuring of the Company and CCA led by the Fortress/Blackstone investment group and Pacific Life Insurance Company. Specifically, the Memorandum of Understanding relates to the following previously disclosed actions:

            - Bernstein v. Prison Realty Trust, et. al. (including Hardee v. Prison Realty Trust, et. al. and Holle v. Prison Realty Trust, et. al. which were consolidated with Bernstein);
            - Neiger v. Doctor Crants, et. al. (including Anderson v. Doctor Crants, et. al. and Brody v. Prison Realty Trust, Inc., et. al. which were consolidated with Neiger);
            -     Buchanan and Unger v. Prison Realty Trust, Inc. et. al.;
            -     In re Old CCA Securities Litigation;
            -     In re Prison Realty Securities Litigation;
            -     Milkovits v. Prison Realty Trust, et. al.
            -     Wanstrath v. Crants, et.al.; and
            -     Dasburg, S.A. v. Corrections Corporation of America, et. al.

        The Memorandum of Understanding provides that Prison Realty will pay or issue the plaintiffs:

        - approximately $48 million in cash payable solely from the proceeds under the Company's and CCA's insurance policies; and

        - approximately $72.4 million in shares of common stock of the Company (or 16,550,000 shares at an agreed value of $4.375 per share).

        The shares of common stock to be issued by the Company in accordance with the agreement will be subject to a stock price guarantee of $4.375 per share, which will require the Company to pay or issue, at its option, cash or additional shares of common stock to the plaintiffs if the trading price of the Company common stock does not reach $4.375 per share for a specified number of trading



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days during the period from the completion of the settlement through August 31,
2001. In addition, shares issued in the settlement are subject to certain anti-dilution adjustments if the Company undertakes certain transactions (generally, raising equity capital in excess of $110.0 million at less than the stock price guarantee) during the period from August 31, 2001 through December 31, 2001.

        In addition to the payments of amounts specified above, the Company and the plaintiffs have agreed to certain other matters in connection with the memorandum of understanding, including:

        - restrictions on the form and amount of payments that may be made by the Company to certain affiliates of the Company and CCA and certain third parties in connection with the proposed restructuring of the companies;

        - restrictions on the Company's ability to reprice stock options previously issued to directors or executive officers of the Company for a period of 24 months; and

        - the requirement that each committee of the Company's board of directors consist of a majority of directors which were not directors of Prison Realty or its affiliates as of December 1, 1999.

        The full text of the Memorandum of Understanding containing the terms of the proposed settlement is filed herewith as Exhibit 10.1 and is incorporated herein in its entirety.

       The press release issued by Prison Realty on August 24, 2000 with respect to the execution of the Memorandum of Understanding is filed herewith as Exhibit
99.1 and is incorporated herein in its entirety.

       This Form 8-K contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Prison Realty's actual results could differ materially from those set forth in the forward-looking statements.

ITEM 7(C). EXHIBITS.

The following exhibit is filed as part of this Current Report:


Exhibit
Number     Description of Exhibits
------     -----------------------
10.1       Memorandum of Understanding, dated August 23, 2000, by and among attorneys for the Company and the Plaintiffs.

99.1 Company Press Release, dated August 24, 2000, regarding the execution of the Memorandum of Understanding.





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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the undersigned Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.



Date: August 28, 2000                     PRISON REALTY TRUST, INC.

                                          By: /s/ Darrell K. Massengale
                                             -----------------------------------
                                          Its: Secretary
                                             -----------------------------------




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                                  EXHIBIT INDEX


Exhibit
Number        Description of Exhibits
------        -----------------------

10.1 Memorandum of Understanding, dated August 23, 2000, by and among attorneys for Prison Realty Trust, Inc. (the "Company") and certain individual defendants and the plaintiffs in outstanding stockholder litigation brought against the Company (the
              "Memorandum of Understanding").

99.1 Company Press Release, dated August 24, 2000, regarding the execution of the Memorandum of Understanding.






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